Exhibit 99.1

Contact:	Abaxis, Inc.	Lytham Partners, LLC
	Clint Severson	Joe Dorame, Robert Blum and Joe Diaz
	Chief Executive Officer	602-889-9700
510-675-6500

ABAXIS REPORTS FINANCIAL PERFORMANCE FOR
THE SECOND QUARTER OF FISCAL 2013

Union City, California – October 23, 2012 - Abaxis, Inc. (NasdaqGS: ABAX), a medical products company manufacturing point-of-care blood analysis systems, today reported financial results for the second fiscal quarter ended September 30, 2012.

Quarterly highlights include:
•	Revenues of $44.3 million, up 11% over last year’s comparable quarter.
•	North America revenues of $35.9 million, up 12% over last year’s comparable quarter.
•	Medical market revenues of $7.9 million, up 7% over last year’s comparable quarter.
•	Veterinary market revenues of $34.9 million, up 11% over last year’s comparable quarter.
•	International revenues of $8.3 million, up 4% over last year’s comparable quarter.
•	Total medical and veterinary instrument revenues of $11.6 million, up 33% over last year’s comparable quarter.
•	Total medical and veterinary instrument sales of 1,567 units, up 28% over last year’s comparable quarter.
•	Service revenues from Abaxis Veterinary Reference Laboratories (AVRL) of $1.1 million, up 26% over first quarter of fiscal 2013.

Quarterly Results:  For the fiscal quarter ended September 30, 2012, Abaxis reported revenues of $44.3 million, as compared with revenues of $40.0 million for the comparable period last year, an increase of 11 percent.  Revenues from sales of instruments, which include chemistry analyzers, hematology instruments, VSpro coagulation and specialty analyzers and i-STAT analyzers, increased by an aggregate of $2.9 million or 33 percent, over the same period last year.  Revenues from sales of consumables, which include reagent discs, hematology reagent kits, VSpro coagulation and specialty cartridges, i-STAT cartridges and rapid tests, amounted to $29.4 million, which were flat, compared to the same period last year.  Abaxis reported net income of $12.9 million for the fiscal quarter ended September 30, 2012, including gain from the company’s litigation settlement with Cepheid, Inc. (NasdaqGS: CPHD), described in more detail below.  Abaxis’ effective tax rate in the quarter ended September 30, 2012 was 38 percent, compared to 37 percent for the same period last year.  Abaxis reported diluted net income per share of $0.58 (calculated based on 22,306,000 shares) for the three-month period ended September 30, 2012, compared to $0.15 per share (calculated based on 22,564,000 shares) for the same period last year.

Six-Month Results:  For the six-month period ended September 30, 2012, Abaxis reported revenues of $86.3 million, as compared with revenues of $76.0 million for the comparable period last year, an increase of 14 percent.  Revenues from instrument sales increased by an aggregate of $5.2 million, or 32 percent, over the same period last year.  Revenues from consumables increased by an aggregate of $2.7 million, or 5 percent, over the same period last year.  The company reported net income of $15.8 million, including gain from the company’s litigation settlement with Cepheid, compared to $5.5 million for the same period last year.  The company’s effective tax rate in the six-month period ended September 30, 2012, was 38 percent, compared to 37 percent for the same period last year. The company reported diluted net income per share of $0.71 (calculated based on 22,280,000 shares) for the six-month period ended September 30, 2012, compared to $0.24 per share (calculated based on 22,850,000 shares) for the same period last year.

Other Reported Information:  Total sales in the medical market for the second quarter of fiscal 2013 were $7.9 million, an increase of 7 percent, compared to the same period last year.  Medical sales worldwide, excluding sales to the U.S. government, during the second quarter of fiscal 2013 were $7.4 million, an increase of 17 percent, compared to the same period last year.  Total sales in the veterinary market for the second quarter of fiscal 2013 were $34.9 million, an increase of 11 percent, compared to the same period last year.  Total medical and veterinary reagent disc sales for the second quarter of fiscal 2013 were $22.0 million, a decrease of 4 percent compared to the same period last year.  Non-cash compensation expense recognized for share-based awards during the second quarter of fiscal 2013 was $1.7 million, compared to $1.6 million for the same period last year.

In September 2012, Abaxis reached a settlement in its lawsuit with Cepheid, over several Abaxis patents relating to reagent and chemical compositions and processes.  As part of the agreement, Cepheid agreed to pay Abaxis $17.3 million, which was recorded as a gain from legal settlement during the three and six months ended September 30, 2012.  Excluding the gain from our legal settlement, net of related costs and expenses, non-GAAP net income for the second quarter was $4.1 million or $0.18 per share and for the six months ended September 30, 2012 was $7.0 million or $0.31 per share.

Clint Severson, chairman and chief executive officer of Abaxis, said, “We are very pleased with the solid results of the quarter.  We had record total revenues of $44.3 million, an increase of 11% compared to last fiscal year’s comparable quarter.  We also benefitted from a strong increase in total instrument unit sales in the just completed quarter.  Total instrument units sold were up 28% compared to last fiscal year’s second quarter.  In the medical market, excluding sales to the U.S. government, Piccolo unit sales were up 86%, and in the veterinary market, veterinary units sold increased 24%, when compared to the second quarter of fiscal 2012.  We continue to expand the base of instruments in the field which sets the stage for increased consumables sales in the coming years.  We are also gratified with the addition of MWI Veterinary Supply (MWI) to our veterinary distribution channel.  MWI is a leading provider of veterinary supplies nationwide and we expect that they will develop a new universe of customers for our VetScan products and consumables.”

Mr. Severson concluded, “We will continue to invest our capital into R&D to develop new rapid tests, reagent test panels and improve manufacturing efficiencies to drive future sales and enhance margins.  At the completion of the quarter the underlying financial condition of the company remains very strong with over $100.0 million in cash and cash equivalents and investments.  We look forward to a continuation of our progress in the second half of the year.”

Conference Call

Abaxis has scheduled a conference call to discuss its results at 4:15 p.m. Eastern Time on Tuesday, October 23, 2012.  Participants can dial (877) 317-6789 or (412) 317-6789 to access the conference call, or can listen via a live Internet web cast, which is available in the Investor Relations section of the company’s website at http://www.abaxis.com.  A replay of the call will be available by visiting http://www.abaxis.com for the next 30 days or by calling (877) 344-7529 or (412) 317-0088, confirmation code 10019922, through October 30, 2012.  This press release is also available prior to and after the call via Abaxis’ website or the Securities and Exchange Commission’s website at http://www.sec.gov.

About Abaxis

Abaxis develops, manufactures, markets and sells portable blood analysis systems for use in any veterinary or human patient-care setting to provide clinicians with rapid blood constituent measurements.  The system consists of a compact, 5.1 kilogram (11.2 pounds), portable analyzer and a series of single-use plastic discs, called reagent discs that contain all the chemicals required to perform a panel of up to 13 tests on veterinary patients and 14 tests on human patients.  The system can be operated with minimal training and performs multiple routine tests on whole blood, serum or plasma samples.  The system provides test results in less than 12 minutes with the precision and accuracy equivalent to a clinical laboratory analyzer.  The veterinary business also provides to the animal health and research market a line of hematology instruments for point-of-care complete blood counts (CBC), a specialty instrument to screen for and detect clotting disorders and to measure equine fibrinogen levels, a handheld instrument for the rapid assessment of certain critical care tests and rapid point-of-care tests for Heartworm infections, Parvovirus, Giardia and Lyme disease.  Abaxis, through its AVRL division, provides routine laboratory testing as well as specialty testing for veterinarians nationwide.

Use of Financial Measures

To supplement the financial statements presented in accordance with United States generally accepted accounting principles (GAAP), Abaxis uses the following non-GAAP financial measures: operating income, net income, net income per share and operating income per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, refer to the tables captioned “Non-GAAP Net Income and Non-GAAP Net Income Per Share” and “Non-GAAP Operating Income Per Share” included at the end of this release.

Non-GAAP Net Income and Non-GAAP Net Income per Share.  Abaxis defines non-GAAP net income and non-GAAP net income per share as net income and net income per share excluding from net income the recognized gain from our legal settlement with Cepheid and related costs and operating expenses, including the portion of our income tax provision associated with such settlement.  Abaxis uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons.  Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Abaxis’ performance and liquidity by excluding certain income, such as gain from legal settlement and related costs and operating expenses, that may not be indicative of its recurring core business operating results or operating performance.

Non-GAAP Operating Income per Share.  Abaxis defines operating income per share as operating income divided by the weighted average outstanding shares.  Management uses this measure in comparing Abaxis’ operating results with historical performance and believes it provides meaningful and comparable information to management and investors to assist in their review of Abaxis’ performance relative to prior periods and its competitors.

Forward Looking Statements

This press release includes, and our conference call will include, statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), including but not limited to statements related to Abaxis’ cash position, financial resources and potential for future growth, market acceptance and penetration of new or planned product offerings, and future recurring revenues and results of operations.  Abaxis claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act.  These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” “anticipates,” or words of similar import, and do not reflect historical facts.  Specific forward-looking statements contained in this press release or in Abaxis’ conference call may be affected by risks and uncertainties, including, but not limited to, those related to losses or system failures with respect to Abaxis’ facilities or manufacturing operations, fluctuations in quarterly operating results, dependence on sole suppliers, the market acceptance of Abaxis’ products and services, the continuing development of its products, required United States Food and Drug Administration clearance and other government approvals, risks associated with manufacturing and distributing its products on a commercial scale free of defects, risks related to the introduction of new instruments manufactured by third parties, risks associated with competing in the human diagnostic market, risks related to the protection of Abaxis’ intellectual property or claims of infringement of intellectual property asserted by third parties, risks related to condition of the United States economy and other risks detailed under “Risk Factors” in Abaxis’ Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012 and Abaxis’ other periodic reports filed from time to time with the United States Securities and Exchange Commission.  Forward-looking statements speak only as of the date the statements were made.  Abaxis does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Financial Tables to Follow

ABAXIS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues	$44,258	$40,025	$86,272	$76,028
Cost of revenues	21,135	18,004	40,300	34,784
Gross profit	23,123	22,021	45,972	41,244
Operating expenses:
Research and development	3,581	3,008	6,546	6,462
Sales and marketing	11,505	9,335	23,274	18,487
General and administrative	4,621	4,495	7,943	7,914
Gain from legal settlement	(17,250)	-	(17,250)	-
Total operating expenses	2,457	16,838	20,513	32,863
Income from operations	20,666	5,183	25,459	8,381
Interest and other income (expense), net	255	56	25	350
Income before income tax provision	20,921	5,239	25,484	8,731
Income tax provision	8,012	1,918	9,711	3,196
Net income	$12,909	$3,321	$15,773	$5,535
Net income per share:
Basic net income per share	$0.59	$0.15	$0.72	$0.25
Diluted net income per share	$0.58	$0.15	$0.71	$0.24

Shares used in the calculation of net income per share:
Weighted average common shares outstanding - basic	21,920	22,290	21,869	22,484
Weighted average common shares outstanding - diluted	22,306	22,564	22,280	22,850

ABAXIS, INC.
Condensed Consolidated Balance Sheets
(Unaudited and in thousands)

	September 30,	March 31,
	2012	2012
Current assets:
Cash and cash equivalents	$54,109	$45,843
Short-term investments	24,764	21,689
Receivables, net	48,395	30,694
Inventories	22,060	19,597
Prepaid expenses and other current assets	2,099	5,423
Net deferred tax assets, current	4,328	4,151
Total current assets	155,755	127,397
Long-term investments	21,718	23,442
Investment in unconsolidated affiliate	2,592	2,626
Property and equipment, net	25,315	24,296
Intangible assets, net	3,673	3,990
Other assets	77	85
Total assets	$209,130	$181,836

Current liabilities:
Accounts payable	$8,202	$6,381
Accrued payroll and related expenses	8,065	6,336
Accrued taxes	3,531	266
Other accrued liabilities	3,109	1,991
Deferred revenue	1,280	1,212
Warranty reserve	1,043	1,245
Total current liabilities	25,230	17,431
Non-current liabilities:
Deferred rent	691	641
Net deferred tax liabilities	89	199
Deferred revenue	2,913	2,396
Warranty reserve	437	601
Notes payable, less current portion	733	783
Total non-current liabilities	4,863	4,620
Total liabilities	30,093	22,051
Shareholders' equity:
Common stock	113,520	110,063
Retained earnings	65,470	49,697
Accumulated other comprehensive income	47	25
Total shareholders' equity	179,037	159,785
Total liabilities and shareholders' equity	$209,130	$181,836

Non-GAAP Net Income and Non-GAAP Net Income Per Share
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30, 2012			Six Months Ended September 30, 2012
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments (1)	Results	Results	Adjustments (1)	Results
Revenues	$44,258	$-	$44,258	$86,272	$-	$86,272
Cost of revenues	21,135	(112)	21,023	40,300	(112)	40,188
Gross profit	23,123	112	23,235	45,972	112	46,084
Operating expenses:
Research and development	3,581	(145)	3,436	6,546	(145)	6,401
Sales and marketing	11,505	(648)	10,857	23,274	(648)	22,626
General and administrative	4,621	(1,957)	2,664	7,943	(1,957)	5,986
Gain from legal settlement	(17,250)	17,250	-	(17,250)	17,250	-
Total operating expenses	2,457	14,500	16,957	20,513	14,500	35,013
Income from operations	20,666	(14,388)	6,278	25,459	(14,388)	11,071
Interest and other income (expense), net	255	-	255	25	-	25
Income before income tax provision	20,921	(14,388)	6,533	25,484	(14,388)	11,096
Income tax provision	8,012	(5,595)	2,417	9,711	(5,595)	4,116
Net income	$12,909	$(8,793)	$4,116	$15,773	$(8,793)	$6,980
Net income per share:
Basic net income per share	$0.59		$0.19	$0.72		$0.32
Diluted net income per share	$0.58		$0.18	$0.71		$0.31
Operating income per share:
Basic operating income per share	$0.94		$0.29	$1.16		$0.51
Diluted operating income per share	$0.93		$0.28	$1.14		$0.50

Shares used in the calculation of net income per share:
Weighted average common shares outstanding - basic	21,920		21,920	21,869		21,869
Weighted average common shares outstanding - diluted	22,306		22,306	22,280		22,280

(1)	To eliminate adjustments for gain from legal settlement and related costs, operating expenses and income tax effect recorded in the three and six months ended September 30, 2012.

Non-GAAP Operating Income Per Share
(In thousands, except per share data)
	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Shares used in the calculation of operating income per share:
Weighted average common shares outstanding - basic	21,920	22,290	21,869	22,484
Weighted average common shares outstanding - diluted	22,306	22,564	22,280	22,850

Operating income per share - basic	$0.94	$0.23	$1.16	$0.37
Operating income per share - diluted	$0.93	$0.23	$1.14	$0.37

Revenues by Geographic Region
(In thousands)
	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
North America	$35,915	$31,985	$69,079	$61,693
International	8,343	8,040	17,193	14,335
Total revenues	$44,258	$40,025	$86,272	$76,028

Revenues by Customer Group
(In thousands)
	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Medical Market	$7,874	$7,333	$16,290	$14,489
Veterinary Market	34,939	31,548	67,434	59,217
Other	1,445	1,144	2,548	2,322
Total revenues	$44,258	$40,025	$86,272	$76,028